FIRST AMENDMENT dated as of October 26, 2000, to the 364-DAY CREDIT AGREEMENT, dated as of October 28, 1999 among CROMPTON CORPORATION (formerly CK Witco Corporation), the Eligible Subsidiaries referred to therein, the BANKS listed on the signature pages thereof, THE CHASE MANHATTAN BANK, as Syndication Agent, CITIBANK, N.A., as Administrative Agent, BANK OF AMERICA, N.A. and DEUTSCHE BANK SECURITIES INC., as Co-Documentation Agents, and CHASE SECURITIES INC., as Lead Arranger and Sole Book Manager (the "First Amendment").WHEREAS, the Company, the Eligible Subsidiaries, certain Banks, the Co-Documentation Agents, the Syndication Agent and the Administrative Agent are parties to the 364-Day Credit Agreement dated as of October 28, 1999 (the "Original Credit Agreement");

          WHEREAS, the Company has requested that the Banks amend the Original Credit Agreement by (i) changing the definition of Termination Date and (ii) amending the representations contained in Section 4.04 of the Original Agreement, all as provided below;

          WHEREAS, the Company and Banks have agreed to reduce the Commitments to $191,600,000;

          WHEREAS, the undersigned Banks are willing, on the terms and subject to the conditions set forth herein, to approve such amendment;

          WHEREAS, capitalized terms used but not defined herein have the meanings assigned to them in the Original Credit
Agreement as amended hereby;

          NOW, THEREFORE, in consideration of these premises, the Company and the undersigned Banks hereby agree as follows:

          SECTION 1. Amendment. Effective as of the date hereof, the Original Credit Agreement, including all schedules and exhibits thereto, is hereby amended as expressly provided herein, and all rights and obligations of the Company, the Banks and the Administrative Agent under the Original Credit Agreement (including accrued fees) shall continue as rights and obligations of such parties under the Original Credit Agreement, in each case amended as provided below:

          (a)  The definition of "Termination Date" in Section
1.01 of the Original Credit Agreement is hereby replaced in its entirety with the following:

          "'Termination Date' means October 25, 2001, or, if such date is not a Euro-dollar Business Day, the next preceding Euro-Dollar Business Day or, in the case of any Bank, any later date to which the Termination Date shall have been extended as to such Bank pursuant to Section 2."

          (b) Section 4.04 of the Original Credit Agreement is hereby replaced in its entirety with the following:
          SECTION 4.04. Financial Information. (a) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of June 30, 2000 and the related unaudited consolidated statement of operations for the six months then ended, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations for such fiscal year.

          (b) Since December 31, 1999, there has been no material adverse change in the business, financial position or results of operations of the Company and its Consolidated
Subsidiaries, considered as a whole.

          (c)  From and after the effective date of this First
Amendment, all references in the Original Credit Agreement to the signature pages thereof shall mean and refer to the signature pages attached hereto.

          SECTION 2. Representations and Warranties. The representations and warranties set forth in Article IV of the Original Credit Agreement, as amended by this First Amendment, shall be deemed to have been repeated in this First Amendment on and as of the date hereof, with all references to "this Agreement" being deemed to refer to the Original Credit Agreement, as amended by this First Amendment.

          SECTION 3. Effectiveness. This First Amendment shall become effective on the date on which the Syndication Agent shall have received counterparts of this First Amendment that, when taken together, bear the signatures of the Company, the Banks and the Syndication Agent.

          SECTION 4. Applicable Law. This First Amendment shall be construed in accordance with and governed by the law of the State of New York.

          SECTION 5. Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

          SECTION 6. Headings. Section headings used herein are for convenience of reference only, are not part of, and are not to be taken into consideration in interpreting, this First
Amendment.

          SECTION 7. Expenses. The Company shall reimburse the Syndication Agent for its expenses in connection with this First Amendment as separately agreed with the Syndication Agent.
          IN WITNESS WHEREOF, the Company, the Administrative Agent and the undersigned Banks have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.


CROMPTON CORPORATION,


     By


          Name:  John R. Jepsen
          Title: Treasurer
          Address: One American Lane
          Greenwich, CT 06831
          Phone: (203) 552-3175
          Facsimile: (203) 552-2868


Banks


BANK OF AMERICA, N.A.,


     By


          Name:
          Title:

          335 Madison Avenue
          New York, NY 10017
          Attention: Wendy Gorman
          Facsimile number: 212-503-7878


DEUTSCHE BANK AG NEW YORK BRANCH
a/o CAYMAN ISLANDS BRANCH,


     By


          Name:
          Title:

     By


          Name:
          Title:

          31 W. 52nd Street
          New York, NY 10019
          Attention: Jean Hannigan
          Facsimile number: 212-469-3632

MELLON BANK, N.A.,


     By


          Name:
          Title:

          One Mellon Bank Center
          Pittsburgh, PA 15258
          Attention:
          Facsimile number:

          With copy to:
          Attention:
          Facsimile number:

FLEET NATIONAL BANK,


     By


          Name:
          Title:

          1 Federal Street
          Boston, MA 02110
          Attention: Patrick Keffer
          Facsimile number: 617-346-0585

COMMERZBANK AG
NEW YORK AND GRAND CAYMAN  BRANCHES


     By


          Name:
          Title:

     By


          Name:
          Title:

FOUR WINDS FUNDING CORPORATION,
as Designee,

     By


          Name:
          Title:

     By


          Name:
          Title:

          2 World Financial Center
          New York, NY 10281
          Attention: Peter Doyle
          Fascsimile number: 212-266-7594

ABN AMRO BANK N.V.,


     By


          Name:
          Title:

     By


          Name:
          Title:

          500 Park Avenue
          New York, NY 10022
          Attention: Patricia McMillian
          Facsimile number: 212-446-4237

THE BANK OF NEW YORK,


     By


          Name:
          Title:

          One Wall Street
          New York, NY 10286
          Attention: Kenneth Sneider, Jr.
          Facsimile number: 212-635-6999

FIRST UNION NATIONAL BANK,


     By


          Name:
          Title:

          300 Main Street
          Stamford, CT 06904-0700
          Attention: Stephen Dorosh
          Facsimile number: 203-357-1418

BANCA COMMERCIALE ITALIANA, NEW YORK BRANCH,


     By


          Name:
          Title:

     By


          Name:
          Title:

          One William Street
          New York, NY 10004
          Attention: Joseph Carlani
          Facsimile number: 212-809-2124

          With copy to:
          Attention: Frank Maffei
          Facsimile number: 212-809-2124

FORTIS (USA) FINANCE LLC,


     By


          Name:
          Title:

     By


          Name:
          Title:

          520 Madison Ave., 3rd Floor
          New York, NY 10022
          Attention: Silvana Burdick
          Facsimile: 212-750-9597

BANCA MONTE DEI PASCHI DI SIENA S.P.A.


     By


          Name:
          Title:

     By


          Name:
          Title:

          55 East 59th Street
          New York, NY 10022
          Attention: Nicolas Kanaris
          Facsimile number: 212-891-3661

THE BANK OF NOVA SCOTIA,


     By


          Name:
          Title:

          One Liberty Plaza
          New York, NY 10006
          Attention: Kevin McCarthy
          Facsimile number: 212-228-5090

WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH,


     By


          Name:
          Title:


     By


          Name:
          Title:

          1211 Avenue of the Americas
          New York, NY 10036
          Attention: Lisa M. Walker
          Facsimile number: 212-852-6148

BANK OF TOKYO-MITSUBISHI TRUST COMPANY,


     By


          Name:
          Title:

          1251 Avenue of the Americas
          New York, NY 10020-1104
          Attention: Pamela Donnelly
          Facsimile number: 212-782-6445

BNP  PARIBAS,
as successor to BANQUE NATIONALE DE PARIS,


     By


          Name:
          Title:

          919 Third Avenue
          New York, NY 10022
          Attention: Sophie Kaufman
          Facsimile number: 212-415-9606

BANCA NAZIONALE DEL LAVORO S.P.A. - NEW YORK BRANCH,


     By

          Name:
          Title:

     By


          Name:
          Title:

          25 West 51st Street
          New York, NY 10019
          Attention: Giulio Giovine
          Facsimile number: 212-765-2978

SUNTRUST BANK,


     By


          Name:
          Title:

          711 Fifth Avenue, 16th Floor
          New York, NY 10022
          Attention: Armen Karozichian
          Facsimile number: 212-371-9386

BBL INTERNATIONAL (U.K.) LIMITED,


     By


          Name:
          Title:

          6 Broadgate
          London EC2M 2AJ England
          Attention: Sally Taylor
          Facsimile number: 0171-562-0208

PEOPLE'S BANK,


     By


          Name:
          Title:

          350 Bedford Street
          Stamford, CT 06901
          Attention: Frank Cory
          Facsimile number: 203-359-6146

HIBERNIA NATIONAL BANK,


     By


          Name:
          Title:

          313 Carondelet Street
          New Orleans, LA 70130
          Attention: Spencer Gagnet
          Facsimile number: 504-533-5434

CITIBANK, N.A., individually and as Administrative Agent,


     By


          Name:
          Title:

          399 Park Avenue, 4th Fl.,
          Zone 16
          New York, NY 10043
          Attention: Carolyn Sheridan
          Facsimile number: 212-866-2371


THE CHASE MANHATTAN BANK, individually and as Syndication Agent,


     By


          Name:
          Title:

          270 Park Avenue
          New York, NY 10017
          Attention: Stacey Haimes
          Facsimile: 212-270-7939